Schedule A

                         RULE 10F-3 TRANSACTIONS REPORT
                         ------------------------------
                    January 1, 2002 through December 31, 2002
             Affiliated Underwriter: Banc of America Securities, LLC
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                             Type of
                             Security*    Date                                    Principal/            Price                 % of
                             (1),(2),   Offering   Purchase                         Shares     Price/   Paid       % of       Fund
             Issuer          (3),(4)   Commenced     Date      Selling Broker**   Purchased    Par     By Fund    Issue      Assets
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

NATIONS SEPARATE ACCOUNT TRUST
NATIONS SMALL COMPANY
  PORTFOLIO
Heartland Express              1        01/17/02    01/17/02      Bear Stearns       644     $30.75     $19,803      0.02%     0.15%
OM Group                       1        01/17/02    01/17/02    Credit Suisse      1,489     $59.00     $87,851      0.04%     0.69%
                                                                 First Boston

NATIONS ASSET ALLOCATION
  PORTFOLIO
Pemex Master Trust,                                             Salomon Smith
  8.625%, 02/01/2022           3        01/25/02    01/25/02       Barney         12,000     $98.88     $11,865      0.00%     0.12%
Target Corporation,                                             Salomon Smith
  5.875%, 03/01/2012           1        03/04/02    03/04/02       Barney          5,000     $99.66      $4,983      0.00%     0.05%
Weyerhaeuser Corporation,
  7.375%, 3/15/2032            3        03/06/02    03/06/02    JP Morgan Chase    3,000     $98.70      $2,961      0.00%     0.03%
Gannett Company, Inc.,
  6.375%, 04/01/2012           1        03/11/02    03/11/02    JP Morgan Chase    6,000     $99.74      $5,985      0.00%     0.06%
General Electric Capital
  Corporation, 6.75%,
  03/15/2032                   1        03/13/02    03/13/02    Lehman Bros.      50,000     $99.88     $49,942      0.00%     0.47%

Anheuser Busch                 1        10/28/02    10/28/02   Salomon Smith       5,000     $99.289     $4,964      0.00%     0.04%
                                                                   Barney,
                                                                UBS Warburg
DuPont Company                 1        11/04/02    11/04/02   Morgan Stanley      4,000     $99.548     $3,982      0.00%     0.03%
Household Finance Corp.
  7.35% 11/27/32               1        11/20/02    11/20/02     JP Morgan         1,000     $99.988     $1,000      0.00%     0.01%
Household Finance Corp.
  6.375% 11/27/12              1        11/20/02    11/20/02     JP Morgan         2,000     $99.366     $1,987      0.00%     0.02%
Pemex Proj Master Trust
  7.375% 12/15/14              1        12/03/02    12/03/02   Goldman Sachs       7,000     $98.332     $6,883      0.00%     0.05%
                                                               Merrill Lynch,
Metlife 6.5% 12/15/32          1        12/03/02    12/03/02      Wachovia         4,000     $99.203     $3,968      0.00%     0.03%

NATIONS VALUE PORTFOLIO
Gap, Inc cvbd, 5.75%,                                          Salomon Smith
  03/15/09                     3        02/28/02    02/28/02      Barney          57,000    $100.00     $57,000      0.00%     0.37%
Travelers Property                                             Salomon Smith
  Casualty Corp                1        03/21/02    03/21/02      Barney           7,200     $18.50    $133,200      0.06%     0.80%
El Paso                        1        06/20/02    06/20/02   CS First Boston     3,400     $19.95     $67,830      0.01%     0.42%

NATIONS HIGH YIELD BOND
  PORTFOLIO
Mckesson Empowering
  Healthcare                   1        01/24/02    01/24/02   JP Morgan Chase    35,000     $99.49     $34,819      0.00%     0.19%
Qwest Corporation              3        03/07/02    03/07/02   CS First Boston   205,000     $98.40    $201,720      0.01%     0.99%

                                                               Credit Suisse
Ferrellgas                     1        09/10/02    09/10/02    First Boston       2,700    $100.00      $2,700      0.00%     0.01%

                                                               Salomon Smith
FMC Corporation                3        10/09/02    10/09/02       Barney        150,000     $98.770   $148,155      0.05%     0.55%
Dex Media East LLC             3        10/30/02    10/30/02     JP Morgan        70,000    $100.00     $70,000      0.02%     0.24%
Dex Media East LLC             3        10/30/02    10/30/02     JP Morgan       115,000    $100.00    $115,000      0.02%     0.40%

NATIONS MARSICO FOCUSED
  EQUITIES PORTFOLIO
Travelers Property                                             Salomon Smith
  Casualty Corp.               1        03/21/02    03/21/02      Barney             130     $18.50      $2,405      0.00%     0.00%

NATIONS MARSICO GROWTH
  PORTFOLIO
Travelers Property                                             Salomon Smith
  Casualty Corp.               1        03/21/02    03/21/02      Barney           3,764     $18.50     $69,634      0.03%     0.09%

                                                               CS First Boston,
                                                              JP Morgan, Lehman
                                                             Bros, Morgan Stanley,
El Paso                        1        06/20/02    06/20/02 Salomon Smith Barney  9,014     $19.95    $179,829      0.02%     0.24%

                                                              Bear Stearns, DMG
                                                             Equities, Dresdener,
                                                             JP Morgan, Jeffries,
                                                               Lazard Freres,
                                                                SG Cowen,
Wynn Resorts, Limited          1        10/25/02    10/25/02   Thomas Weisel      32,000     $13.00    $416,000      0.09%     0.69%

NATIONS MARSICO 21ST
  CENTURY PORTFOLIO
                                                               CS First Boston,
                                                              JP Morgan, Lehman
                                                             Bros, Morgan Stanley,
El Paso                        1        06/20/02    06/20/02 Salomon Smith Barney  2,994     $19.95     $59,730      0.01%     0.49%

                                                              Bear Stearns, DMG
                                                              Equities, Merrill
                                                             Lynch, Piper Jaffrey,
                                                                Salomon Smith
Leap Frog Enterprises          1        07/24/02    07/24/02     Barney            4,088     $13.00     $53,144      0.05%     1.01%

Red Robin Gourmet                                               Piper Jaffrey,
  Burger, Inc.                 1        07/19/02    07/19/02  Wachovia Securities  4,134     $12.00     $49,608      0.08%     0.93%


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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities,as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).